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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): November 24, 1998


                            Mecklermedia Corporation
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             (Exact Name of Registrant as specified in its Charter)




          Delaware                     0-23364               06-138-5519
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(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
       of corporation)                                    Identification No.)




20 Ketchum Street
Westport, Connecticut                                        06880
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(Address of Principal                                      (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code:          (203) 341-2800
                                                     --------------------------



                                       N/A
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          (Former name or former address, if changed since last report)







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Item 1.  Changes in Control of Registrant.

                  This report is qualified in its entirety by reference to the documents described herein.

                  On October 15, 1998, Internet World Media, Inc. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Penton Media, Inc., a Delaware corporation (the "Parent"), commenced a tender offer (the "Offer") to purchase all outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of Mecklermedia Corporation (the "Company") at $29.00 per share in cash. The Offer, as extended, expired at 5:00 p.m., New York City time, on November 23, 1998 (the "Expiration Date"). There were validly tendered 8,989,114 Shares pursuant to the Offer, representing in the aggregate approximately 98.6% of the Shares outstanding as of the Expiration Date. Pursuant to a Tender, Voting and Option Agreement, dated as of October 7, 1998, between Alan M. Meckler, the Company, Parent and Purchaser, Mr.Meckler tendered all Shares beneficially owned by him, or approximately 26% of the outstanding Shares. Promptly after the Expiration Date, on November 24, 1998, the Purchaser accepted for payment those Shares validly tendered according to the terms of the Offer.

                  The Offer was made pursuant to an Agreement and Plan of Merger, dated as of October 7, 1998, by and among the Company, the Purchaser, the Parent and Mr. Meckler (the "Merger Agreement"). Pursuant to the Merger Agreement, following the Expiration Date the Purchaser was merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Because the Purchaser owned in excess of 90% of the Shares outstanding, it consummated the Merger without a meeting of stockholders of the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware. Under the terms of the Merger, each Share issued and outstanding (other than such Shares owned by Parent, any direct or indirect wholly owned subsidiary of Parent, or held in the treasury of the Company) will, following the Merger, represent solely (i) the right to receive $29.00 per Share in cash, without interest, upon surrender of the certificate formerly representing such Share or (ii) a right to dissent from the Merger and obtain an appraisal of such Shares under applicable Delaware law.

                  The total amount of funds required by the Purchaser to consummate the Offer and the Merger and for the settlement of outstanding options and warrants to purchase Shares is approximately $286.0 million, which funds were obtained by Purchaser and Parent under a Credit Agreement, dated as of November 24, 1998, among Parent, as borrower, the lenders listed therein, as lenders, DLJ Capital Funding, Inc., as syndication agent, The Bank of New York and Key Corporate Capital, Inc., as co- documentation agents, and First Union National Bank, as administrative agent. Such Credit Agreement is secured by a pledge of all the shares of common stock of the Surviving Corporation owned by Parent.



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                  Certain arrangements with respect to the election of directors of the registrant are described (i) in the Offer to Purchase under the heading "10. THE MERGER AGREEMENT; TENDER, VOTING AND OPTION AGREEMENT; STATUTORY REQUIREMENTS; APPRAISAL RIGHTS; PLANS FOR THE COMPANY--The Merger Agreement," filed as Exhibit 99(a)(1) to the Schedule 14D-1, filed by Parent with the Commission on October 15, 1998 (the "Schedule 14D-1"), and (ii) in Schedule II to the registrant's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9"), filed by the Registrant with the Commission on October 15, 1998, under the heading "ACQUISITION DESIGNEES, BOARD OF DIRECTORS AND EXECUTIVE OFFICERS," which descriptions are incorporated herein by reference. Pursuant to the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits:

                  Exhibit 2 Agreement and Plan of Merger, dated as of October 7, 1998, among Parent, Purchaser, the Company and Alan M. Meckler (incorporated by reference to Exhibit 1 to the Schedule 14D-9).

                  Exhibit 99.1 Tender, Voting and Option Agreement, dated as of October 7, 1998, among Parent, Purchaser, the Company and Alan M. Meckler (incorporated by reference to Exhibit 2 to the Schedule 14D-9).

                  Exhibit 99.2 Offer to Purchase of Parent and Purchaser (incorporated by reference to Exhibit 99(a)(1) to the Schedule 14D-1).

                  Exhibit 99.3 Schedule II to the Schedule 14D-9 (incorporated by reference to the Schedule 14D-9).







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act, of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.





Date:  November 24, 1998                       By:   /s/ Preston L. Vice
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                                                     Preston L. Vice
                                                     Secretary





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                                  EXHIBIT INDEX

Exhibit
No.
---

2 Agreement and Plan of Merger, dated as of October 7, 1998, among Parent, Purchaser, the Company and Alan M. Meckler (incorporated by reference to Exhibit 1 to the Schedule 14D-9).

99.1 Tender, Voting and Option Agreement, dated as of October 7, 1998, among Parent, Purchaser, the Company and Alan M. Meckler (incorporated by reference to Exhibit 2 to the Schedule 14D-9).

99.2 Offer to Purchase of Parent and Purchaser (incorporated by reference to Exhibit 99(a)(1) to the Schedule 14D-1).

99.3 Schedule II to the Schedule 14D-9 (incorporated by reference to the Schedule 14D-9).